EXHIBIT 99.2

FOR RELEASE: 1/28/05
MEDIA CONTACT: Sheila Odom, 402.458.2329
INVESTOR CONTACT: Cheryl Watson, 317.469.2064

NELNET, INC. SUPPLEMENTAL FINANCIAL INFORMATION FOR THE FOURTH QUARTER 2004

The following supplemental information should be read in connection with the fourth-quarter 2004 earnings press release of Nelnet, Inc. (the "Company"), dated January 28, 2005.

Statements in this supplemental financial information release, which refer to expectations as to future developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements contemplate risks, uncertainties, and other factors that may cause the actual results to differ materially from such forward-looking statements. Such factors include among others, changes in, or arising from, the implementation of applicable laws and regulations or changes in laws and regulations affecting the education finance marketplace. Changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in such laws and regulations, changes in the demand for educational financing, or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environments, could also have a substantial impact on future results. For more information see our filings with the Securities and Exchange Commission.


CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                              Three Months Ended              Year Ended
                                                                December 31,                 December 31,
                                                          --------------------------  --------------------------
                                                              2004          2003           2004          2003
                                                          ------------  ------------  -------------  -----------
                                                            (unaudited)    (unaudited)    (unaudited)
                                                                  (dollars in thousands, except share data)
Interest income:
    Loan interest, excluding variable-rate floor income  $   185,977   $   108,312    $   705,036   $   413,301
    Variable-rate floor income                                     -           130            348        12,830
    Amortization of loan premiums and
      deferred origination costs                             (17,121)      (19,556)       (70,370)      (69,316)
    Investment interest                                        6,012         3,219         17,762        15,203
                                                          -----------  ------------  -------------  ------------
      Total interest income                                  174,868        92,105        652,776       372,018
Interest expense:
    Interest on bonds and notes payable                       84,670        48,812        254,610       200,296
                                                          -----------  ------------  -------------  ------------

      Net interest income                                     90,198        43,293        398,166       171,722

Less provision (recovery) for loan losses                        477         2,600           (529)       11,475
                                                          -----------  ------------  -------------  ------------
      Net interest income after provision (recovery)
      for loan losses                                         89,721        40,693        398,695       160,247
                                                          -----------  ------------  -------------  ------------
Other income:
    Loan servicing and other fee income                       26,273        25,635         98,661       102,959
    Software services and other income                         6,870         5,341         25,868        19,017
    Derivative market value adjustments                       27,291         3,948        (11,918)       (1,183)
    Derivative settlements, net                              (14,751)       (1,077)       (34,140)       (1,601)
                                                          -----------  ------------  -------------  ------------
      Total other income                                      45,683        33,847         78,471       119,192
                                                          -----------  ------------  -------------  ------------
Operating expenses:
    Salaries and benefits                                     31,802        31,524        133,667       124,273
    Other expenses                                            27,703        23,893        100,316        96,002
    Amortization of intangible assets                          2,336         2,785          8,768        12,766
                                                          -----------  ------------  -------------  ------------
      Total operating expenses                                61,841        58,202        242,751       233,041
                                                          ------------  ------------  -------------  ------------

      Income before income taxes                              73,563        16,338        234,415        46,398

Income tax expense                                            26,395         6,006         85,236        19,295
                                                          -----------  ------------  -------------  ------------
      Net income                                         $    47,168   $    10,332    $   149,179   $    27,103
                                                          ===========  ============  =============  ============
      Earnings per share, basic and diluted              $      0.88   $      0.22    $      2.78   $      0.60
                                                          ===========  ============  =============  ============

Weighted average shares outstanding                       53,662,152    46,928,358     53,648,605    45,501,583

CONDENSED CONSOLIDATED BALANCE SHEETS AND FINANCIAL DATA

                                                          As of December 31,
                                                     ---------------------------
                                                         2004          2003
                                                     ------------- -------------
                                                      (unaudited)
                                                       (dollars in thousands)

Assets:
    Student loans receivable, net                    $ 13,461,814  $ 10,455,442
    Cash, cash equivalents, and investments             1,302,954     1,155,215
    Other assets                                          395,237       321,529
                                                     ------------- -------------
      Total assets                                   $ 15,160,005  $ 11,932,186
                                                     ============= =============

Liabilities:
    Bonds and notes payable                          $ 14,300,606  $ 11,366,458
    Other liabilities                                     403,224       260,239
                                                     ------------- -------------
      Total liabilities                                14,703,830    11,626,697
                                                     ------------- -------------

Shareholders' equity                                      456,175       305,489

                                                     ------------- -------------
      Total liabilities and shareholders' equity     $ 15,160,005  $ 11,932,186
                                                     ============= =============


Average student loans                                $ 11,809,663  $  9,316,354
Return on average total assets                              1.11%         0.25%
Return on average equity                                    39.7%         19.4%



NON-GAAP BASE NET INCOME

We prepare financial statements in accordance with generally accepted accounting principles ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management and analysts also evaluate the Company on certain non-GAAP performance measures that we refer to as base income adjustments. While base net income is not a substitute for reported results under GAAP, we provide base net income as additional information regarding our financial results.

The following table provides a reconciliation of GAAP net income to base net income.

                                                      Three Months Ended          Year Ended
                                                         December 31,             December 31,
                                                   ----------------------   -----------------------
                                                      2004        2003         2004         2003
                                                   ---------   ----------   ----------   ----------
                                                                 (dollars in thousands)
GAAP net income                                    $ 47,168    $ 10,332    $ 149,179    $  27,103
Base adjustments:
    Impact of derivative market value adjustments   (27,291)     (3,948)      11,918        1,183
    Amortization of intangible assets                 2,336       2,785        8,768       12,766
    Impact of variable-rate floor income                  -        (130)        (348)     (12,830)
                                                   ---------   ---------   ----------   ----------
Total base adjustments before income taxes          (24,955)     (1,293)      20,338        1,119
Net tax effect (a)                                    9,483         491       (7,728)        (425)
                                                   ---------   ---------   ----------   ----------
Total base adjustments                              (15,472)       (802)      12,610          694
                                                   ---------   ---------   ----------   ----------
    Base net income                                $ 31,696    $  9,530    $  161,789    $  27,797
                                                   =========   =========   ==========   ==========

    Base earnings per share, basic and diluted     $   0.59    $   0.20    $     3.02    $    0.61
                                                   =========   =========   ==========   ==========

-----------------------------------------------------

(a) Tax effect computed at 38%.



Base and GAAP net income included approximately $203 million and $36 million of special allowance yield adjustments for the year and fourth quarter ended December 31, 2004, respectively. These amounts are offset by net settlements of approximately $31 million and $14 million, respectively, on derivative products used to hedge the loan portfolio earning the excess yield. The earnings per share effect of the excess yield, net of derivative settlements and taxes, is $2.00 and $0.26 for the year and fourth quarter ended December 31, 2004, respectively.

Our base net income is a non-GAAP financial measure and may not be comparable to similarly titled measures reported by other companies. The Company's base net income presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and base net income follows.

DERIVATIVE MARKET VALUE ADJUSTMENTS: Base net income excludes the periodic unrealized gains and losses caused by the change in market value on those derivatives in which the Company does not qualify for hedge accounting. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments that are currently used as part of the Company's interest rate risk management strategy include interest rate swaps and basis swaps. The Company's goal is to manage interest rate sensitivity by modifying the re-pricing or maturity characteristics of certain balance sheet assets and liabilities. Management has structured all of the Company's derivative transactions with the intent that each is economically effective. However, the majority of the Company's derivative instruments do not qualify for hedge accounting under Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, and thus may adversely impact earnings.

AMORTIZATION OF INTANGIBLE ASSETS: We exclude amortization of acquired intangibles in our base net income.

VARIABLE-RATE FLOOR INCOME: Loans that reset annually on July 1 can generate excess spread income as compared to the rate based on the special allowance payment formula in declining interest rate environments. We refer to this additional income as variable-rate floor income. Base net income excludes variable-rate floor income.

STUDENT LOANS RECEIVABLE, NET

Student loans receivable, net includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of our loan portfolio:

                                                                    As of December 31,
                                                     -------------------------------------------------
                                                              2004                        2003
                                                     ----------------------     ----------------------
                                                                  Percent                     Percent
                                                        Dollars   of Total        Dollars    of Total
                                                     ----------- ----------     -----------  ---------
                                                                 (dollars in thousands)
Federally insured:
    Stafford                                        $  5,047,487      37.5 %   $  4,900,249      46.9 %
    PLUS/SLS (a)                                         252,910       1.9          249,217       2.4
    Consolidation                                      7,908,292      58.7        5,073,081      48.5
Non-federally insured                                     90,405       0.7           92,327       0.9
                                                     ------------ ---------     ------------  --------

      Total                                           13,299,094      98.8       10,314,874      98.7

Unamortized premiums and deferred origination costs      169,992       1.3          156,594       1.5
Allowance for loan losses:
    Allowance - federally insured                           (117)     (0.0)          (9,755)     (0.1)
    Allowance - non-federally insured                     (7,155)     (0.1)          (6,271)     (0.1)

                                                     ------------ ---------     ------------  --------
      Net                                           $ 13,461,814     100.0 %   $ 10,455,442     100.0 %
                                                     ============ =========     ============  ========

---------------------------------------------------

(a) Supplemental loans for students, or SLS, are the predecessor to unsubsidized
Stafford loans.

During 2004, the Company's allowance for loan losses on federally insured loans was reduced to account for the estimated effects of the Exceptional Performer designation received by the majority of the service providers that service the Company's loan portfolio.

The following table sets forth the loans originated or acquired through each of our channels:

                                                  Three Months Ended                Year Ended
                                                      December 31,                 December 31,
                                               --------------------------   --------------------------
                                                 2004           2003           2004          2003
                                               ------------  ------------   ------------  ------------
                                                              (dollars in thousands)
Beginning balance                             $ 12,630,456  $  9,913,870   $ 10,314,874  $  8,404,388
Direct channel:
   Consolidation loan originations                 891,053       796,875      3,060,427     2,266,499
   Less consolidation of existing portfolio       (388,300)     (401,000)    (1,282,100)   (1,160,000)
                                               ------------  ------------   ------------  ------------
     Net consolidation loan originations           502,753       395,875      1,778,327     1,106,499
   Stafford/PLUS loan originations                  57,370        48,160        279,885       236,855
Branding partner channel                           183,214        85,820        989,867       808,843
Forward flow channel                               157,789       117,443        780,803       602,777
Other channels                                      46,547        31,390        250,609       338,040
                                               ------------  ------------   ------------  ------------
   Total channel acquisitions                      947,673       678,688      4,079,491     3,093,014

Loans acquired in subsidiary acquisition                 -             -        136,138             -
Repayments, claims, capitalized
   interest, and other                            (279,035)     (277,684)    (1,231,409)   (1,182,528)
                                               ------------  ------------   ------------  ------------
Ending balance                                $ 13,299,094  $ 10,314,874   $ 13,299,094  $ 10,314,874
                                               ============  ============   ============  ============



INTEREST RATE SENSITIVITY

As a portion of the Company's student loan assets earn a fixed rate, management uses fixed-rate debt and interest rate swaps to reduce the economic effect of interest rate volatility. As of December 31, 2004, the Company had fixed-rate debt of $713 million and interest rate swaps with a notional amount of $4.2 billion which mature in varying amounts through 2010. The following table shows the Company's student loan assets currently earning at a fixed-rate as of December 31, 2004:

                            Borrower/
               Fixed         Lender    Estimated          Current
               Interest     Weighted    Variable         Balance
                Rate        Average    Conversion        of Fixed
               Range         Yield      Rate (a)        Rate Assets
              ---------      ------     --------      --------------
                                                       (in thousands)
              5.0 - 5.5%     5.13  %       2.49%     $      89,727
              5.5 - 6.0      5.69          3.05            148,983
              6.0 - 6.5      6.21          3.57            293,269
              6.5 - 7.0      6.71          4.07            356,572
              7.0 - 8.0      7.52          4.88            311,288
                 > 8.0       8.56          5.92            995,187
            9.5 floor yield  9.50          6.86          3,364,722
                                                       ------------
                                                      $   5,559,748
                                                       ============

              ---------------------

              (a) The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to variable rate.


STUDENT LOAN SPREAD

The following table analyzes the student loan spread on our portfolio of student loans. This table represents the spread on assets earned in conjunction with the liabilities used to fund the assets, including the effects of net derivative settlements.

                                                                Year ended
                                                                 December 31,
                                                         -----------------------------
                                                              2004             2003
                                                         -------------    ------------
Student loan yield                                               6.55  %         5.01  %
Consolidation rebate fees                                       (0.58)          (0.44)
Premium and deferred origination costs amortization             (0.60)          (0.74)
                                                         -------------    ------------

Student loan net yield                                           5.37            3.83
Student loan cost of funds (a)                                  (2.25)          (1.91)
                                                         -------------    ------------

Student loan spread                                              3.12            1.92
Variable-rate floor income                                          -           (0.14)
Special allowance yield adjustment, net of settlements
   on derivatives (b)                                           (1.46)              -
                                                         -------------    ------------

Core student loan spread                                         1.66  %         1.78  %
                                                         =============    ============

Average balance of student loans (in thousands)          $ 11,809,663     $ 9,316,354

----------------------------------------------------------------

(a) The student loan cost of funds includes the effects of the net settlements on the Company's derivative instruments.

(b) The special allowance yield adjustment represents the impact on net spread had loans earned at statutorily defined rates under a taxable financing, and has been reduced by the net settlements on derivative instruments used to hedge the loan portfolio earning the excess yield.

STUDENT LOAN SERVICING

The Company performs servicing activities for itself and third parties. The following table summarizes the Company's loan servicing volumes:

                                                               As of December 31,
                         -----------------------------------------------------------------------------------------------
                                                2004                                                2003
                         ------------------------------------------------  ---------------------------------------------
                          Internal    %     External      %      Total      Internal     %     External    %    Total
                         --------- ------- ---------- -------- ----------  ---------- ------  --------- ------ ---------
                                                             (dollars in millions)

FFELP and private loans   $11,888     56%    $ 9,188      44%   $ 21,076     $ 9,171    49%    $ 9,603    51%  $ 18,774
Canadian loans                  -       -      8,680     100%      8,680           -      -          -      -         -
                         --------- ------- ---------- -------- ----------  ---------- ------  --------- ------ ---------

Total                     $11,888     40%   $ 17,868      60%   $ 29,756     $ 9,171    49%    $ 9,603    51%  $ 18,774
                         ========= ======= ========== ======== ==========  ========== ======  ========= ====== =========
